UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2021

Cadence Bancorporation

(Exact name of registrant as specified in its charter)

Delaware	001-38058	47-1329858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard, Suite 3800 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(713) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	CADE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Furnished as Exhibit 99.1 is a copy of Cadence Bancorporation’s (“Cadence”) press release related to the matters discussed below. The press release was issued on September 2, 2021.

The exhibits are furnished pursuant to this Item 7.01. The exhibits speak as of their date. Cadence does not assume any obligation to update in the future any information contained in the exhibits.

Item 8.01.	Other Events.

On September 2, 2021 Cadence Bank, N.A. (“Cadence Bank”) and BancorpSouth Bank entered into an agreement with The First, A National Banking Association (“The First”) whereby The First will purchase seven bank branches from Cadence Bank, and BancorpSouth Bank, as successor in interest to Cadence Bank. Cadence Bank expects the purchase of the branches to close contingent upon the consummation of, and within 180 days of, the previously-announced merger of Cadence and Cadence Bank into BancorpSouth Bank, subject to approval by regulators, and customary closing conditions. Cadence Bank is a wholly-owned subsidiary of Cadence.

The branches are all located in communities in Mississippi. The First will assume branch deposits at closing and will pay a deposit premium of $1,000,000.00. Also, as part of the transaction, The First will acquire branch loans and related fixed assets. As of June 30, 2021, branch deposit balances were approximately $450 million and branch loan balances were approximately $42 million.

Forward-Looking Statements

This current report on Form 8-K, including its exhibits, contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our beliefs, plans, goals, expectations, and estimates. Forward-looking statements are not a representation of historical information, but instead pertain to future operations, strategies, financial results or other developments. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should,” “is likely,” “will,” “going forward,” and other expressions that indicate future events and trends identify forward-looking statements.

Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, operational, economic and competitive uncertainties and contingencies, many of which are beyond the control of Cadence, and many of which, with respect to future business decisions and actions, are subject to change. Examples of uncertainties and contingencies include, among other important factors: global, general, and local economic and business conditions, including economic recession or depression; expectations of and actual timing and amount of interest rate movements, including the slope and shape of the yield curve, which can have a significant impact on a financial services institution; market and monetary fluctuations, including fluctuations in mortgage markets; inflation or deflation; customer, investor, competitor, regulatory, and legislative responses to any or all of these conditions; demand for Cadence’s product offerings; the actions of the Securities and Exchange Commission (SEC), the Financial Accounting Standards Board (FASB), the Office of the Comptroller of the Currency (OCC), the Board of Governors of the Federal Reserve System (Federal Reserve), the Federal Deposit Insurance Corporation (FDIC), the Financial Industry Regulatory Authority (FINRA), the U.S. Department of the Treasury (Treasury), the Municipal Securities Rulemaking Board (MSRB), the Consumer Financial Protection Bureau (CFPB), the Financial Stability Oversight Council (Council), the Public Company Accounting Oversight Board (PCAOB), and other regulators and agencies, including in connection with the regulatory approval process associated with the pending transaction, threatened, or possible future regulatory, administrative, and judicial outcomes, actions, and proceedings; current or future Executive Orders; changes in laws and regulations applicable to Cadence; the possibility that the proposed transaction will not close when expected or at all because required regulatory are not received or other conditions to the closing are not satisfied on a timely basis or at all; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from the integration of customers or as a result of the strength of the economy and competitive factors in the areas where Cadence does business; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on each of the entities and the proposed transaction and changes in general economic conditions; diversion of management's attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; Cadence's success in executing its business plans and strategies and managing the risks involved in the foregoing; and other factors that may affect future results of Cadence.

Additional factors that could cause results to differ materially from those contemplated by forward-looking statements can be found in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available online at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated September 2, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE BANCORPORATION

	By:	/s/ Jerry W. Powell
Name: Jerry W. Powell
Title: Executive Vice President, General Counsel and Secretary

Date: September 2, 2021